Exhibit 99.2

Press Release

FIS Announces Upsizing and Results of its Senior Note Tender Offers

JACKSONVILLE, Fla. —(BUSINESS WIRE)— March 5, 2024— Fidelity National Information Services, FIS™, (NYSE: FIS), a global leader in financial services technology, today announced (i) the results of its previously announced 14 separate offers (the “Offers”) to purchase for cash the outstanding senior notes of the series listed in the table below (collectively, the “Notes”) and (ii) that it has amended the Offers by increasing the Maximum Purchase Amount from $2.250 billion to approximately $2.531 billion, an amount sufficient to accept Priority Levels 1-7 in full.

The Offers were made upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2024 relating to the Notes (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offers expired at 5:00 p.m. (Eastern time) on March 4, 2024 (the “Expiration Date”). The Initial Settlement Date will be the third business day after the Expiration Date and is expected to be March 7, 2024. The Guaranteed Delivery Settlement Date will be the second business day after the Guaranteed Delivery Date and is expected to be March 8, 2024.

The Notes denominated in U.S. dollars are referred to in this announcement as “Dollar Notes,” the Notes denominated in Euros are referred to as “Euro Notes” and the Notes denominated in Pounds Sterling are referred to as “Sterling Notes.” According to information provided by D.F. King & Co, Inc., the Information and Tender Agent in connection with the Offers, $2,238,229,000 combined aggregate principal amount of Dollar Notes, €187,499,000 combined aggregate principal amount of Euro Notes and £754,757,000 combined aggregate principal amount of Sterling Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $117,671,000 combined aggregate principal amount of Dollar Notes were tendered pursuant to the Guaranteed Delivery Procedures and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides certain information about the Offers, including the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn prior to the Expiration Date and the aggregate principal amount of Notes reflected in Notices of Guaranteed Delivery delivered at or prior to the Expiration Date pursuant to the Tender Offer Documents.

Acceptance Priority Level(1)	Title of Security	CUSIP/ISIN	Principal Amount Outstanding	Total Consideration (1)	Principal Amount Tendered(2)	Principal Amount Accepted(2)	Principal Amount Reflected in Notices of Guaranteed Delivery
1	3.360% Senior Notes due 2031	31620MBH8/ XS1843435683	£625,000,000	£920.35	£504,747,000	£504,747,000	—
2	2.250% Senior Notes due 2029	31620MBN5/ XS2085657299	£300,000,000	£889.70	£250,010,000	£250,010,000	—
3	3.750% Senior Notes due 2029	31620MBJ4/ US31620MBJ45	$603,972,000	$963.33	$136,540,000	$136,540,000	$2,212,000
4	2.250% Senior Notes due 2031	31620MBT2/ US31620MBT27	$1,250,000,000	$844.60	$422,665,000	$422,665,000	$33,938,000
5	4.500% Senior Notes due 2025	31620MBV7/ US31620MBV72	$750,000,000	$992.54	$462,925,000	$462,925,000	$2,171,000
6	4.700% Senior Notes due 2027	31620MBW5/ US31620MBW55	$500,000,000	$996.63	$248,762,000	$248,762,000	$20,970,000
7	5.625% Senior Notes due 2052	31620MBZ8/ US31620MBZ86	$500,000,000	$1,023.98	$225,460,000	$225,460,000	$17,510,000
8	4.750% Senior Notes due 2048	31620MAZ9/ US31620MAZ95	$252,079,000	$869.44	$56,573,000	—	—

9	4.500% Senior Notes due 2046	31620MAU0/ US31620MAU09	$324,021,000	$845.51	$146,316,000	—	$61,000
10	2.950% Senior Notes due 2039	31620MBF2/ XS1843436145	€500,000,000	€934.91	€63,855,000	—	—
11	5.100% Senior Notes due 2032	31620MBY1/ US31620MBY12	$750,000,000	$1,012.90	$276,277,000	—	$39,151,000
12	4.250% Senior Notes due 2028	31620MAY2/ US31620MAY21	$229,070,000	$966.48	$35,470,000	—	—
13	3.100% Senior Notes due 2041	31620MBU9/ US31620MBU99	$750,000,000	$734.39	$227,241,000	—	$1,658,000
14	2.000% Senior Notes due 2030	31620MBE5/ XS1843435923	€1,000,000,000	€916.68	€123,644,000	—	—

(1)

The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000, €1,000 or £1,000 principal amount, as applicable, of such series of Notes validly tendered for purchase.

(2)

The amounts exclude the principal amounts of Notes for which Holders have complied with certain procedures applicable to guaranteed delivery pursuant to the Guaranteed Delivery Procedures. Such amounts remain subject to the Guaranteed Delivery Procedures. Notes tendered pursuant to the Guaranteed Delivery Procedures are required to be tendered at or prior to 5:00 p.m. (Eastern time) on March 6, 2024.

Overall, $1,496,352,000 and £754,757,000 principal amount of Dollar Notes and Sterling Notes, respectively, have been accepted for purchase. The amounts in the immediately preceding sentence exclude Notes delivered pursuant to the Guaranteed Delivery Procedures. The Maximum Purchase Condition (after giving effect to the increase described above) has been satisfied with respect to the Offers in respect of the series of Notes with Acceptance Priority Levels of 1-7. Accordingly, all Notes of those series that have been validly tendered and not validly withdrawn at or prior to the Expiration Date have been accepted for purchase. Because the Maximum Purchase Condition was not satisfied with respect to the series of Notes with Acceptance Priority Levels lower than 7, FIS has not accepted any Notes of such series (as indicated in the table above) and will promptly return all validly tendered Notes of such series to the respective tendering Holders.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes have been accepted for purchase in the Offers will receive the applicable Total Consideration specified in the table above for each $1,000, €1,000 or £1,000 principal amount, as applicable, of such Notes, which will be payable in cash on the applicable Settlement Date.

In addition to the applicable Total Consideration, Holders whose Notes have been accepted for purchase will be paid the Accrued Coupon Payment. Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers, including those tendered pursuant to the Guaranteed Delivery Procedures. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by any Clearing System or its participants.

The Offers are subject to the satisfaction of certain conditions as described in the Offer to Purchase. FIS reserves the right, subject to applicable law, to waive any and all conditions to any Offer. If any of the conditions is not satisfied, FIS is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the Offers.

FIS retained Citigroup Global Markets Inc., J.P. Morgan Securities LLC, J.P. Morgan Securities plc, MUFG Securities Americas Inc. and U.S. Bancorp Investments, Inc. to act as the lead dealer managers for the Offers and Barclays Bank PLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Lloyds Bank Corporate Markets plc, Lloyds Securities Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC to act as co-dealer managers for the Offers. Questions regarding the terms and conditions for the Offers should be directed to Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4045 (collect) (only with respect to the Dollar Notes), J.P. Morgan Securities plc at +44 20 7134 2468 (only with respect to the Euro Notes and the Sterling Notes), MUFG at (877) 744-4532 (toll-free) or (212) 405-7481 (collect), or US Bancorp at (800) 479-3441 (toll-free) or (917) 558-2756 (collect).

D.F. King & Co, Inc. acted as the Information and Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to D.F. King & Co, Inc. in New York by telephone at (212) 269-5550 (for banks and brokers only) or (800) 207-2872 (for all others toll-free), in London by telephone at +44 20 7920 9700, or by email at fis@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link: http://www.dfkingltd.com/fis.

If FIS terminates any Offer with respect to one or more series of Notes, it will give prompt notice to the Information and Tender Agent, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering Holders thereof. With effect from such termination, any Notes blocked in the applicable Clearing System will be released.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Company or any of its subsidiaries. The Offers were made solely pursuant to the Offer to Purchase. The Offers were not made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Company by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

About FIS

FIS is a leading global provider of financial services technology solutions for financial institutions, businesses and developers. We improve the digital transformation of our financial economy, advancing the way the world pays, banks and invests. We provide the confidence made possible when reliability meets innovation, helping our clients run, grow and protect their business. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. FIS is incorporated under the laws of the State of Georgia as Fidelity National Information Services, Inc., and our stock is traded under the trading symbol “FIS” on the New York Stock Exchange.

Forward-looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Offers, the satisfaction of conditions to the Offers, whether the Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K for the fiscal year ended December 31, 2023 and FIS’ other filings with the Securities and Exchange Commission.

Notice to Certain Non-U.S. Holders

Neither this announcement nor the Offer to Purchase constitute an offer or an invitation by, or on behalf of, the Company or by, or on behalf of, the dealer managers to participate in the Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction. The distribution of this announcement or the Offer to Purchase may be restricted by law in certain jurisdictions. Persons into whose possession this announcement or the Offer to Purchase come are required by the Company and the dealer managers to inform themselves about and to observe any such restrictions. This announcement or the Offer to Purchase may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation.

United Kingdom

The communication of this announcement, the Offer to Purchase and any other documents or materials relating to the Offers is not being made by, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This announcement, the Offer to Purchase and any other documents or materials relating to the Offers are directed only at persons outside the United Kingdom or persons in the United Kingdom who are (i) persons who have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“Financial Promotion Order”); and (ii) high net worth companies, and other persons to whom such documents and materials may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Financial Promotion Order (all such persons in (i) and (ii) together being referred to as “Relevant Persons”). In the United Kingdom, any investment or investment activity to which this announcement or the Offer to Purchase relate will be available only to, and engaged in only with, Relevant Persons. Any person in the United Kingdom who is not a Relevant Person should not act or rely on this announcement, the Offer to Purchase or any of its contents.

France

The Offers are not being made, directly or indirectly, to the public in France. Neither this announcement, the Offer to Purchase nor any other documents or offering materials relating to the Offers, has been or shall be distributed to the public in France and only (i) qualified investors (investisseurs ualifies) acting for their own account, other than individuals, and/or (ii) legal entities whose total assets exceed €5 million, or whose annual turnover exceeds €5 million, or whose managed assets exceed €5 million or whose average annual headcount exceeds 50, acting for their own account all as defined in, and in accordance with, Articles L.341-2, L.411-2, D.341-1 and D.411-1 of the French Code monétaire et financier, are eligible to participate in the Offers. This announcement and the Offer to Purchase have not been submitted to the clearance procedures (visa) of the Autorité des marchés financiers.

Belgium

The Offers do not constitute a public offering within the meaning of Articles 3, §1, 1° and 6, §1, of the Belgian Takeover Law. The Offers are exclusively conducted under applicable private placement exemptions and have therefore not been, and will not be, notified to, and neither this announcement, the Offer to Purchase nor any other document or material relating to the Offers have been, or will be, approved by the Belgian Financial Services and Markets Authority (Autorité des Services et Marchés Financiers/Autoriteit voor Financiële Diensten en Markten). Accordingly, the Offers, this announcement, the Offer to Purchase, any memorandum, information circular, brochure or any similar documents relating to the Offers may not be advertised, offered or distributed, directly or indirectly, to any person located and/or resident in Belgium other than to persons who qualify as “Qualified Investors” in the meaning of Article 10, §1, of the Belgian Prospectus Law, as referred to in Article 6, §3, 1° of the Belgian Takeover Law, and who is acting for its own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Belgian Takeover Law. This announcement and the Offer to Purchase have been issued only for the personal use of the above Qualified Investors and exclusively for the purpose of the Offers. Accordingly, the information contained herein or therein may not be used for any other purpose or disclosed to any other person in Belgium.

Italy

None of the Offers, this announcement, the Offer to Purchase or any other documents or materials relating to the Offers has been or will be submitted to the clearance procedure of the CONSOB, pursuant to applicable Italian laws and regulations.

The Offers are being carried out in Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Financial Services Act and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Holders or beneficial owners of the Notes that are a resident of and/or located in Italy can tender the Notes for purchase through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations and with any requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Notes or the Offers.

For More Information

Fidelity National Information Services

Ellyn Raftery, 904.438.6083

Chief Marketing & Communications Officer

FIS Global Marketing & Corporate Communications

Ellyn.Raftery@fisglobal.com

or

George Mihalos, 904.438.6438

Senior Vice President

FIS Investor Relations

Georgios.Mihalos@fisglobal.com